Registration No. 333-65422
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                      HAVAS
             (Exact name of registrant as specified in its charter)

                France                                      Not Applicable
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification Number)

                              2 allee de Longchamp
                          92281 Suresnes Cedex, France
                                +33.1.58.47.80.00
   (Address and telephone number of registrant's principal executive offices)

             Snyder Communications, Inc. Second Amended and Restated
                           1996 Stock Incentive Plan
                            (Full title of the plans)

                                   Nancy Wynne
                                350 Hudson Street
                              New York, N.Y. 10014
                                 (212) 886-2054
            (Name, address and telephone number of agent for service)

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

                          DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-65422 (the "Registration Statement") is being filed to deregister certain Ordinary Shares, nominal value (euro) 0.40 per share (the "Shares"), of Havas (the "Registrant") that were registered for issuance pursuant to the Snyder Communications, Inc. Second Amended and Restated 1996 Stock Incentive Plan (the "Plan"). The Registration Statement registered 119,221 Shares issuable pursuant to the Plan.

On October 10, 2006, the Registrant filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its Shares. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Havas, a corporation organized and existing under the laws of France, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France on the 10th day of October, 2006.


                                              Havas
                                              (Registrant)



                                             By: /s/ Fernando Rodes Vila
                                                 -------------------------------
                                             Name:  Fernando Rodes Vila
                                             Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following in the capacities indicated as of this 10th day of October, 2006.


SIGNATURE                                TITLE



          *                              Chairman and Director
-------------------------
Vincent Bollore



          *                              Vice President Chief Creative
-------------------------                Officer, Chief Communication
Jacques Seguela                          Officer and  Director



          *
-------------------------                Director
Ed Eskandarian



/s/ Fernando Rodes Vila                  Chief Executive Officer and Director
------------------------                 (Principal Executive Officer)
Fernando Rodes Vila

          *
-------------------------                Director
Cedric de Bailliencourt



_________________________                Director
Marc Bebon



          *
-------------------------                Director
Richard Colker



          *
-------------------------                Director
Pierre Lescure



          *
-------------------------                Director
Thierry Marraud



          *
-------------------------                Director
Leopoldo Rodes Castane



          *
-------------------------                Director
Patrick Soulard



/s/ Herve Philippe                       Director
-------------------------
Herve Philippe
Havas Participations


          *
-------------------------                Director
David Jones
Euro RSCG

/s/ Herve Philippe                       Chief Financial Officer
-------------------------                (Principal Financial Officer and
Herve Philippe                           Principal Accounting Officer)




/s/ Nancy Wynne                          Authorized U.S. Representative
-------------------------
Nancy Wynne


*By: /s/ Fernando Rodes Vila
     ---------------------------
     Fernando Rodes Vila
     as attorney-in-fact